Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Local Corporation

Irvine, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-176542, 333-172212, 333-171725, 333-148617, 333-147494, 333-145580, 333-141890, 333-122325, 333-188383, 333-196429, 333-116965 and 333-129359) and Form S-8 (No. 333-120638, 333-145633, 333-151414, 333-162396, 333-175935, 333-127810, 333-191264 and 333-185287) of Local Corporation of our report dated March 27, 2015, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP
Costa Mesa, California
March 27, 2015